Working Capital Loan Contract

Borrower (Party A): CER Energy Recovery (Shanghai) Co., Ltd.

Creditor (Party B): Shanghai Pudong Development Bank, Shanghai Branch

Whereas Party A applies for a loan from Party B and Party B agrees to grant a loan to Party A for the purpose of working capital according to the following terms in the contract. To specify the rights and obligations, Party A and Party B hereby enter into this Contract after negotiation in accordance with the Contract Law, General Rules of Loan and relevant laws and regulations. The Contract is an individual credit file signed by both parties.

Part I Commercial Terms

Article 1 Type of Loan

The loan under this Contract is short-term working capital loan.

Article 2 Amount of Loan

The amount of the loan under this Contract is: RMB 29,000,000.

Article 3 Purpose of Loan

The loan hereunder shall be used for purchasing project equipments.

Article 4 Term of Loan

4.1 The term of the loan hereunder is 9 months, from the first drawdown date.

4.2 The actual drawdown and repayment date shall be the date stated on the indebtedness certificate between Party A and Party B. The last repayment date shall not exceed the term of loan. The indebtedness certificate or loan collection certificate is the integral part of the Contract.

Article 5 Interest Rate

5.1 Interest rate of RMB loan

The interest rate of the Contract is calculated at     15    % upwards from the benchmark interest rate of the corresponding grade of the People’s Bank of China, which is a fixed rate of 7.544% per annum.

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5.2 The interest settlement day is the 20th of last month of each quarter. If the principal and interest are repaid in installment, the last installment of interest shall be paid up with the last installment of principal upon maturity of loan.

5.3 Adjustment of interest rate of RMB loan

The interest rate is unchanged during the term of loan.

Article 6 Penalty Interest Rate

6.1 Should Party A fail to repay the principal and interest under the Contract on time, Party B is entitled to claim penalty interest at a rate 30% upward the current interest rate on any balance of loan used by Party A in breach of this Contract for the days of breach.

6.2 Should Party A fail to use the loan for the purpose as stipulated in the Contract, Party B is entitled to claim penalty interest at a rate 50% upward the current interest rate on any balance of loan used by Party A in breach of this Contract for the days of breach.

Article 7 Drawdown Term

The drawdown date of loan hereunder is from August 25, 2011 to October 25, 2011.

Article 8 Drawdown Plan

Drawdown is made by installment. The amount and date of drawdown are as follows:

Index	Drawdown date	Drawdown amount(RMB)
1	2011-8-31	29,000,000

Article 9 Repayment Plan

Repayment is made by installment. The amount and date of repayment are as follows:

Index	Repayment date	Repayment amount(RMB)
1	2012-3-31	7,000,000
2	2012-5-30	22,000,000

Article 10 Compensation of early repayment

Not applicable.

Article 11 Minimum amount of early repayment

Not applicable.

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Article 12 Open of Bank Account

12.1 Party A does not open specific bank account for working capital loan.

12.1.1 The ordinary collection account opened with Party B:

Opening bank: Shanghai Pudong Development Bank, Chuanzhi Tiandi Branch

Account Name: CER Energy Recovery (Shanghai) Co., Ltd.

Account Number: 98990155300000916

12.1.2 The special collection account opened with Party B:

Opening bank: Shanghai Pudong Development Bank, Chuanzhi Tiandi Branch

Account Name: CER Energy Recovery (Shanghai) Co., Ltd.

Account Number: 98990155300000916

Article 13 Entrusted Payments

Any single payment exceeding RMB 5 million to a specific payee using the loan proceeds shall be subject to the entrusted payment arrangement.

Article 14 Supervision fee on the special bank account

Not applicable.

Article 15 Guaranty

CER Energy Recovery (Shanghai) Co., Ltd. mortgages the new office building in Shanghai for the loan under this Contract. (Mortgage Contract Number: ZN9899201128004501)

Article 16 Breach of Contract

Party A shall pay Party B 1% of the total principal in case of any breach of Contract.

Article 17 Appendix of the Contract

None.

Article 18 Other Agreed Items

Party A guarantees that the receivables from the 300,000t/a sulfuric acid with heat recovery reconstruction project and the 800,000t/a sulfuric acid project signed with Hubei Sanning Chemistry Co., Ltd. shall be collected directly to Party B’s account.

Article 19 Others

The Contract is made in six duplicates with the equal legal effect. Both Party A and the guarantor shall hold one and Party B shall hold the other four.

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Part II Common Terms

Article 1 Borrowings

1.1 Party A agrees and confirms without revocation that the fund under the loan shall be drawdown at the time when Party B allows. The loan shall be reviewed by Party B to continue. Party B has the right to ask Party A repay the loan at any time. Party B has the right to terminate or suspend all or part of the loan without advance notice to Party A.

1.2 Party A shall not use the loan out of the scope of the purpose. Party A shall not misappropriate or divert the fund to invest fixed assets or stocks. The fund shall not be used in the areas of production or operation that are prohibited by government, or other activities that are out of the scope of the purpose.

Article 2 Interest Rate and Method to Accrue Interest

2.1 Party A shall designate an ordinary collection account and a special collection account with Party B (see Part I), and also a working capital loan account if any. Party A agrees Party B to perform timely monitoring on the accounts mentioned above.

2.2 If no working capital loan account opened, the ordinary collection account shall be used to collect the drawdown of the loan.

2.3 The interest of loan hereunder accrues on a daily basis from the date of practical drawdown, according to the loan amount and the actual days Party A uses. (daily interest= month interest/30, month interest=year interest/12).

2.4 In the event that Party A fails to repay the principal due on time, Party B shall has the right to collect a penalty on the overdue amount according to the penalty interest rate and the overdue days, until the outstanding principal is repaid.

2.5 In the event that Party A fails to use the loan within the scope of the purpose, Party B shall has the right to collect a penalty on the misusing amount according to the penalty interest rate and the misusing days, until the outstanding amount is repaid.

2.6 In the event that Party A fails to repay the interest due on time, Party B shall has the right to collect a penalty on the overdue interest according to the penalty interest rate and the overdue days, until the outstanding interest is repaid.

2.7 In case the People’s Bank of China adjusts the policy of marketization of interest rates; both parties shall negotiate to confirm new interest rate. If the negotiation is not finalized by common consent within five bank working days, Party B shall repay all the outstanding principal and interests within 30 days from the end of negotiation.

Article 3 Drawdown

3.1 Before the first drawdown, Party A shall meet the following requirements, while Party B has no responsibility to validate these documents or conditions.

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3.1.1 Party A has provided the drawdown application, indebtedness certificate and other documents as required in the contract;

3.1.2 This contract and corresponding guaranty Contract (if any) have been signed and is effective, the guaranty has been secured;

3.1.3 Party A has provided the business license, company’s article of association, recent financial statements (including but not limited to the audited annual financial report of last fiscal year and the financial report of current period);

3.1.4 Party A has provided the borrowing resolution from Board/shareholders’ meeting or other authoritative body, the signature sample and authorization form of legal representative and the authorized person;

3.1.5 Party A has opened the related bank account with Party B as required;

3.1.6 There is no default event occurring under this Contract;

3.1.7 Other documents or conditions required by Party B.

3.2 After the first drawdown, Party A shall meet the following requirements before other drawdown, while Party B has no responsibility to validate these documents or conditions.

3.2.1 Party A has provided the drawdown application, indebtedness certificate and other documents as required;

3.2.2 There is no default event occurring under this Contract;

3.2.3 Other document or conditions required by Party B.

3.3 Drawdown

3.3.1 Party A shall drawdown the loan according to the Contract. When applying for drawdown, Party A shall submit a drawdown application form to Party B at least 3 bank business days prior to the proposed drawdown date.

3.3.2 If Party A needs to delay or change the drawdown date, a notice shall be sent to get the agreement of Party B. Party A shall also compensate for the interest loss of Party B. (interest loss=interest during the delay days deducted by the interest of the demand deposit)

3.3.3 If Party A asks to cancel all or part of the loan, application shall be sent to Party B at least 3 bank business days prior to the proposed drawdown date or the drawdown termination date. The requirement shall be agreed by Party B

3.3.4 If Party A does not drawdown or apply for delay the drawdown date during the supposed drawdown period, Party B shall notice Party A to proceed with the formality within three bank working days. If Party still does not proceed with the formality, Party B has the right to cancel the loans not drawdown.

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3.3.5 Even considering the terms above, Party B has the right to refuse the drawdown application and cancel all or part of the loan under this Contract at any time, when the loan is not drawdown.

Article 4 Account open and management

4.1 Party A shall designate an ordinary collection account and a special collection account with Party B (see Part I), and also a specified working capital loan account if any. Party A agrees Party B to perform timely monitoring on the accounts mentioned above.

4.2 If no specified working capital loan account opened, the ordinary collection account shall be used to collect the drawdown of the loan.

If there is a specified working capital loan account, the account shall be used to collect the drawdown of the loan; the capital in the account shall bear an interest of demand deposit. Party A agrees that both the stamp specimen of Party A and the loan supervision stamp of Party B shall be reserved for the specified working capital loan account. The stamp specimens shall not be changed without the written consent from Party B.

4.3 Party B confirms that the special collection account will be used to collect relevant sales revenue or fund to be used to repay the loan.

Party B guarantees that the fund in the special collection account shall be no less than the principal and interest to be paid in this period, within the three days prior to the principal and interest repayment day. Party A has the right to limit or refuse the payment transaction which shall lead to the lack of repayment amount from this account, within the three days prior to the principal and interest repayment day.

Party B has the right to supervise on the special collection account. If anything irregularity noted, Party B has the right to investigate the reason and take corrective actions.

Article 5 Payment Supervision

5.1 Party A agrees that Party B has the right to monitor and control the entrusted payment or direct payment, to ensure the use of the loan is within the scope of agreed purpose.

Entrusted payment is the payment method where Party B will, upon and in accordance with drawdown application and payment entrustment issued by Party A, pay the proceeds of the financing to the relevant payees of Party A for agreed purposes.

Direct payment is the payment method where Party B will, upon the drawdown application issued by Party A, pay the proceeds of the financing to Party A’s account and Party A will make the payment directly to the relevant payees of Party A for agreed purposes.

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5.2 Party A agrees that if the credit relationship is newly set up and Party A has normal credit standing, or the payment exceed the agreed amount (see Part I)under this Contract, or any other possible situation, the entrusted payment method will be used.

In relation to entrusted payment, Party A shall, upon each drawdown, provide Party B with information of its own designated account to receive the financing and payee's account, payment amount and relevant supporting documents to prove that such drawdown is for the agreed purposes. Party B will carry out review on information provided by Party A to ensure all the information is consistent with the commercial Contract. When the review completed, Party B shall, through the account designated by Party A, transfer relevant amount to the accounts of Party A's payees as required

5.3 Party A shall submit the certified materials required by Party B when payment is applied.

5.3.1 Document to certify that the payment is within the scope of purpose.

5.3.2 Commercial Contract or the written documents which reflects the payment obligation of Party A. As for the payment without Contract, Party A shall submit the payment policy or standard approved by authorized department.

5.3.3 Related invoice or receipt. If not available at the payment time, invoice or receipt should be submitted later.

5.3.4 Legal and effective payment vouchers.

5.3.4 Other documents required by Party B.

5.4 If the specified working capital loan account is not opened, Party A shall submit the drawdown application form 3 bank working days prior to the supposed drawdown date and confirm the payment method. Party A agrees Party B has the right to review the related information to decide the related payment method.

If the specified working capital loan account is opened, and the entrusted payment method is used, Party A shall submit the payment application form with the reserved specimen of the seal 3 bank working days prior to the supposed drawdown date. Party B has the right to review all the related information and make the payment when finishing review and sealing on the payment voucher.

If direct payment method is used, Party A shall submit the payment application form and related information 3 bank working days prior to the supposed drawdown date. Party A agrees Party B has the right to review the related information and will make the payment to the ordinary collection account after reviewing the payment voucher filled by Party A and sealing on the voucher.

5.5 If the proceeds of financing are to be paid directly by Party A to its payees, Party A shall make periodical report about the direct payment to Party B. Party B has the right to perform account analysis, voucher verification and on-site investigation, to check the use of proceeds and payment method.

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5.6 Party A confirms that transaction charge will be paid to Party B and the amount will be deducted directly by Party B.

5.7 Party B may decide to make supplementary conditions or adjust the conditions for advance and payment of financing, or cease to advance and pay the financing proceeds, upon occurrence of any of the following events:

5.7.1 Worse credit rating.

5.7.2 Weak profitability of major business.

5.7.3 Any irregularity in use of proceeds.

Article 6 Repayment

6.1 Party A shall repay the principal of and pay the interest on the loan hereunder and other amount payable in accordance with the amount and schedule as required under this Contract. Party A irrevocably authorizes Party B to transfer an amount equal to such principal, interest and other amount payable out of such account on such repayment date or interest settlement date without further instruction from Party A.

6.2 If Party A applies for prepayment of all or part of the loan, it shall submit a written application to Party B for its approval 10 bank working days prior to such prepayment. If the prepayment is not agreed by Party B in written, Party A still shall repay the principal and interest according to the agreed term. Party A shall pay compensation to Party B if the prepayment not agreed by Party B in written.

If Party B approves any prepayment, which is deemed as the loan due in advance, Party B still has the right to ask for compensation according to the Contract (See Part I).

Party A shall fully pay on the prepayment date all principal, interest and other amounts due and payable as of such prepayment date hereunder. The principal prepaid cannot be less than the agreed amount described in Part I and the amount is used to be deducted from the total principal in a reversal order.

6.3 In the event Party A fails to repay the loan with proper reason, Party A shall apply for extension term of loan and prepare essential materials 30 bank working days prior to the supposed repayment date. If there is any guarantee, pledge or mortgage under this Contract, the guarantor, pledger and mortgagor should also represent written certification of agreements. Party B has the right to decide loan extension. If not agreed, the loan will be deemed as overdue after the due date.

Article 7 Representations and warranties

Party A makes the following representations and warranties to Party B, and these representations and warranties will remain valid and effective within the term of this Contract:

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7.1 Party A is an independent legal entity, which has all the necessary rights and can take the responsibility under this Contract and bear civil liability.

7.2 Party A has the right to sign this Contract and get all the approval and authorization from the board, the shareholders and other authorities. All the terms under this Contract reflect the real agreement from Party A and have legal restriction on Party A.

7.3 The signing and undertaking of this Contract comply with all the laws, related documents, judgments and adjudication to be obeyed by Party A and do not contradict any article of association, Contracts, agreements and responsibilities to take.

7.4 The financial and accounting reports provided by Party A to Party B are prepared in accordance with the general accepted accounting principle of the PRC and give true, fair and complete presentation of the operation and indebtedness status of Party A.

7.5 All documents and information provided by Party A to Party B are true, accurate, complete and effective and do not contain any false record, gross omission or misleading statement.

7.6 Party A guarantees to complete all the backup, registration and other procedures to make this Contract effective, and also will pay related tax and expenses.

7.7 The financial condition of Party A has no material adverse change since the end date of its latest financial and accounting reports.

7.8 Party A strictly obeys the law in general operating activity and perform business according to the scope required in the business certification. Party A performs annual verification, has ability to operate in a continuous manner, and has legal resource of repayment.

7.9 Party A shall not give up any creditor’s rights due and will not dispose any major assets improperly.

7.10 Party A has disclosed all the information should be acknowledged by Party B to make any decision under this Contract.

7.11 Party A confirms that there will be no delay in staff salary, medical and disability pension or other compensations.

7.12 Party A guarantees its good credit rating and it has no significant negative records.

7.13 Party A guarantees that there exists no other event that will has significant negative impact on its ability to implement its commitment.

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Article 8 Covenants

Both parties have the agreements as follows.

8.1 Party A guarantees to operate the business in accordance with the law. Party A shall use the loan in accordance with the term and purpose as specified in the Contract. Party A shall provide the financial information including monthly or annual report to Party B. Party B can monitor the use of the loan in any way.

8.2 Party A shall repay the principal and interest of loan hereunder as stipulated in the Contract, application forms and the debt or credit voucher. The practical repayment date, amount, currency and interest rate should be complied with the debt or credit voucher.

8.3 Party A guarantees to provide Party B with new guaranty once there occurs or will occur any events which may adversely affect the financial situation or ability to guarantee of the guarantor.

8.4 Party A commits that the following actions shall not be taken without the written approval of Party B.

8.4.1 Selling, offering, renting, lending, transferring, mortgaging, pledging or disposing most or all of its significant assets in other ways.

8.4.2 Contracting, rent, jointly operation, external investment, stock restructuring, merger, division, transfer of stock, material increase of debt financing, setup of subsidiary, transfer of property, decrease of registered capital, winding-up, dissolution, application (or be applied for) for bankruptcy, reconstruction and other action that may cause an adverse impact on Party B's rights and interests.

8.4.3 Amendment of company’s article of association or other setup file and change of scope of operation or major business

8.4.4 Provision of guaranty to third party that may cause an adverse impact on Party A’s financial condition or ability to repay debt under the Contract.

8.4.5 Prepayment of other long-term liability

8.4.6 Signing Contract or agreement that may cause an adverse impact on Party A’s ability to repay debt under the Contract.

8.5 Party A commits to notice Party B on the day the event occurs and send the original documents with company chop to Party B within 5 bank working days from the event occurs.

8.5.1 Events that may lead to the representations or warranties becoming fake, false or ineffective.

8.5.2 Party A, its holding shareholder, actual controller or other related person are or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to attachment, seizure or enforcement, or the legal representative, directors, supervisors or key management personnel of Party A are in any material dispute, litigation, arbitration or other compulsory administrative measures.

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8.5.3 Any change of its legal representative, authorized agent, executive, chief financial executive, corresponding address, company name, working domicile, and others.

8.5.4 Being applied to restructure or bankruptcy by other creditors or higher supervision department.

8.5.5 Other events that may cause an adverse impact on Party A’s ability to repay debt under the Contract.

8.6 Party A guarantees to repay the loans according to the normal repayment order and the debt hereunder is not subordinated to other debt Contract signed by Party A in the future.

8.7 Party A shall try to repay the principal and interest under the loan in same currency. If the currency of deducted amount is different from that of the loan hereunder, the amount will be converted to the currency of the loan using the method described in Article Nine below by Party A itself or by Party B with the authorization from Party A. Party A shall bear all the expenses incurred. If the guarantor repays the loan for Party A in a different currency, Party A shall also bear all the related expenses incurred.

8.8 Party A shall provide other guaranties acknowledged by Party B if the original guaranty is changed under some situation. The situation includes, but not limits to winding-up, dissolution, suspension of business, cancellation of its business license, or application (or be applied for) for restructure or bankruptcy, great change in financial or operational condition of the guarantor, significant litigation or arbitration, legal representative, director, controller, key management personnel engaging in lawsuit, decrease or future possible decrease in the value of security, other breach of guaranty Contract or requirement to terminate the guaranty Contract.

8.9 Party A undertakes to accept credit check by Party B, to provide financial documents including balance sheets and income statements and other documents that reflect Party A's ability to repay its debts, as requested by Party Bs, and to actively assist and cooperate with Party B in investigating, understanding and supervising its production, operation and financial conditions.

8.10 Party B may require Party A to early repay any loan based on Party A's collection of receivables.

8.11 Special agreement for group client - Not applicable.

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Article 9 Deduction and setoff

9.1 When any debt due hereunder in accordance with this Contract, Party B may deduct relevant amount from the ordinary collection account or special collection account opened by Party A with Party B. If the fund saved in the ordinary collection account or special collection account is not enough to meet the amount of repayment. Party B may deduct relevant amount from any accounts opened by Party A with Party B or any other branch office of Shanghai Pudong Development Bank to set off such debt, until all debts of Party A hereunder are fully settled.

9.2 Except any stipulation made by the government, if the amount deducted by Party B is insufficient to repay all debts owed by Party A, the amount deducted shall set off the unpaid expenses, then the due interests, finally the due principal.

9.3 If the currency of deducted amount is different from that of the loan hereunder, the situation shall be dealt with as follows:

9.3.1 If the loan currency is RMB, the amount will be converted to RMB in accordance with applicable bid rate of RMB published by Party B on the date of such deduction.

9.3.2 If the loan currency is not RMB and the deduction currency is RMB, the amount will be converted to the loan currency in accordance with applicable selling rate of the loan currency published by Party B on the date of such deduction.

9.3.3 If both of the loan currency and deduction currency are not RMB, the amount will be first converted to RMB in accordance with applicable bid rate of RMB published by Party B on the date of such deduction. Then the RMB will be further converted to the loan currency in accordance with applicable selling rate of the loan currency published by Party B on the date of such deduction.

Article 10 Debt certificate

Party B shall keep record in its account for the principal, interests and fees and other fees of Party A under this Contract. The above mentioned record and the documentation for the drawdown, repayment and payment of interest are the certificates of the debts between the two parties.

Article 11 Notices and arrival

11.1 Unless otherwise agreed, the address of each Party as stated in the signature page of this Contract will be its address for communication and contact. If the contact address or other contact information of a Party changes, such Party shall promptly notify the other Party of such changes in writing. The arrival date is agreed as follows: If the notice is the letter, the 7th bank working day after sending is the deemed arrival date. If the notice is courier sending, the signing date is the deemed arrival date. If the notice is fax or email, the sending date is the deemed arrival date.

But all the notices, requirements or other information sending to Party B should be deemed arrival when Party B actually received. Any information sending by fax or email should be chopped and the original should be sent to Party B after the notice.

11.2 Party A agrees that any summons or notice issued due to litigation sending to the address as stated in the signature page of this Contract is deemed as arrival. If the change of address is not informed to Party B, the change is ineffective.

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Article 12 Effectiveness, Modification and Termination of Contract

12.1 The Contract shall come into effect after the signing and stamping of the legal representative or the authorized agent, and also the chop of the company. The Contract shall terminate after all the liabilities under the loan are paid up.

12.2 After the Contract takes into effect, any party shall not modify or terminate in advance the Contract. The modification or termination of the Contract, if required, shall be subject to the written agreement of both parties hereto through consultation. The loan Contract shall remain in force before the written Contract is entered into.

Article 13 Default and Treatment

13.1 Party A will be in default upon occurrence of any of the following events:

13.1.1 Any of its representations, warranties, undertakings or notice, authorization, approval, certificates and other documents hereunder is incorrect, misleading, ineffective, or lose legal effect.

13.1.2 Breach of any item agreed in Article Eight.

13.1.3 Party B fails to settle any other debt when it becomes due (including due to accelerated maturity declared by the creditor), or is in default or breach of any of its obligations under other agreements, which has affected or may affect performance of its obligations hereunder.

13.1.4 The major investor of Party A is engaged in drawdown of funds, transfer of assets, and sale of stocks without authorization.

13.1.5 The guarantor is lack of the ability of guarantee or breach the guaranty Contract signed.

13.1.6 Party A is or may be under winding-up, dissolution, liquidation, suspension of business, or its business license has been or may be revoked or cancelled, or it has applied or been applied, or may apply or be applied, for bankruptcy.

13.1.7 Party A or its guarantor’s financial condition suffer deterioration, which has affected or may affect performance of its obligations hereunder; or there occurs the events which put negative effects on the financial condition or ability of repayment of Party A or its guarantor.

13.1.8 Party A, its holding shareholder, actual controller or other related person is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to attachment, seizure or enforcement, or the legal representative, directors, supervisors or key management personnel of Party A are in any material dispute, litigation, arbitration or other compulsory administrative measures, which has negative effect on its ability to repay the obligations hereunder.

13.1.9 Party A does not use the loan within the scope of purpose.

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13.1.10 There is false or fake information in the application documents of loan.

13.1.11 Party A’s financial indicators do not comply with agreed standard.

13.1.12 Irregular capital transaction noted in the ordinary collection account or special collection account  ,

13.1.13 Other events that may cause adverse impact on realization of Party B's claim hereunder.

13.2 If Party A is in default, Party B may take any one or more of the following steps:

13.2.1.1 Party B may require Party A to remedy its default within a designated period;

13.2.1.2 Party B may cease to advance the loans and other amounts to Party B under this Contract, and cancel all or part of the loan or other amount for which Party A has not made drawdown;

13.2.1.3 Party B may declare immediate maturity of all or part of the loans under this Contract, require immediate repayment of such loans and amounts and look for recovery of the outstanding interest from Party A or its guarantor;

13.2.1.4 Party A should pay penalty and compounded interest on the overdue and misusing loan;

13.2.1.5 Party B can deduct the amount from any of Party A’s account with any branch of Shanghai Pudong Development bank;

13.2.1.6 Require Party A to make supplementary requirements on the drawdown of the loan or change the method of payment;

13.2.1.7 Party A can be asked for other guarantors who are accepted;

13.2.1.8 Other steps that are set out under applicable laws and regulations.

13.2.2 Except the measures mentioned above, Party B may require Party A to take the responsibility of breach of Contract and ask Party A to make compensation(Calculation is listed in Part I). If the compensation exceeds the losses caused by such default of Party A, Party A will make full compensation for the losses.

13.2.3 If Party A does not repay full amount of the principle and interest due, Party A needs to bear all the costs, such as the collection fee, litigation fee, notice fee, legal fee, travelling expense, interpretation fee and all other fees.

Article 14 Other terms

14.1 Definition

14.1.1 The “creditor’s right” under this Contract means the loan principle, interest, penalty and other expenses relating to the loan.

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14.1.2 The “interest” under this Contract means all the normal lending interest, penalty interest and the compounded interest of the loan.

14.1.3 The “bank working day” under this Contract means Party B’s operational days of public service, excluding Saturday and Sunday or other legal holidays.

14.2 Applicable laws

This Contract shall be governed by and interpreted in accordance with the law of the People's Republic of China.

14.3 Dispute resolution

The Parties shall attempt to resolve through consultation any dispute arising from the conclusion, contents, performance and interpretation of this Agreement or in connection with this Agreement. If the Parties are not willing to or are unable to resolve such dispute through consultation, either Party may submit the dispute to a court in the place where Party B is located to start litigation. During the proceedings, the Parties shall continue to perform their respective duties, responsibilities and obligations hereunder in a faithful, diligent and responsible manner.

14.4 Miscellaneous

14.4.1 If any information needs to be supplemented, both parties can agree to record the information in Part I of this Contract or make another written agreement as the appendix of this Contract.

14.4.2 During the Contract term, failure to exercise, partial exercise or delay in exercise by Party B of any of its rights hereunder will not constitute waiver of or amendment to such right or any other right, nor will it affect Party B's further exercise of such right or any other right.

14.4.3 Invalidity or unenforceability of any provision hereof will not affect validity or enforceability of any other provision hereof or validity of the whole Contract. Party B has the right to terminate the Contract and chase up Party A with the outstanding debt under this Contract whenever the Contract becomes invalid.

14.4 Party B may transfer all or part of its rights hereunder to a third party, without consent of Party A. Under this circumstance, Party A still needs to take all the responsibility under this Contract for the third party.

14.5 Unless there are any special notes in the Contract, the related wording and description in the appendix are of the same meaning and effect with that in the Contract.

14.6 The headings are for reference only, and do not constitute any interpretation of this Contract.

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The Contract is signed on August 25, 2011 by both parties. Party A hereby confirms by signing or affixing of seal that all terms of this Contract have been fully negotiated. The understanding of Party A and Party B of this Contract is consistent and accurate, especially regarding to the rights and obligations of each Party, the restriction of responsibilities and exceptions. The Parties have no dispute over ALL the terms of this Contract.

Party A: CER Energy Recovery (Shanghai) Co., Ltd. (Seal)	Party B: Shanghai Pudong Development Bank Shanghai branch (Seal)

Legal Representative: Qinghuan Wu	Legal Representative: Hua Qiao

(Or duly authorized representative)	(Or duly authorized representative)

Main Address:	Main Address:

Zip code:	Zip code:

Telephone No.:	Telephone No.:

Fax:	Fax:

Email:	Email::

Contact Person:	Contact Person:

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